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                                    EXHIBIT 4

               Written Agreement Pursuant to Rule 13d-1(k)(1)(iii)

      Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the preceding Schedule 13D/A of CPH2, LLC, CPH3, LLC, Hadi Makarechian, and Barbara A. Makarechian is filed with the Securities and Exchange Commission on behalf of each of them.

                                    CPH2, LLC, a Delaware limited
                                    liability company

                                    By:  /s/ Hadi Makarechian
                                        --------------------------
                                          Hadi Makarechian, Member

                                    CPH3, LLC, a Delaware limited
                                    liability company

                                    By:  /s/ Hadi Makarechian
                                        --------------------------
                                          Hadi Makarechian, Member

                                    /s/ Hadi Makarechian
                                    ------------------------------
                                    Hadi Makarechian


                                    /s/ Barbara A. Makarechian
                                    ------------------------------
                                    Barbara A. Makarechian